Exhibit 10.3

TERM NOTE

$500,000.00	March 22, 2001
Chicago, Illinois

             FOR VALUE RECEIVED, ELECTRIC CITY CORP., a Delaware corporation, and SWITCHBOARD APPARATUS, INC., a Delaware corporation (individually a "Borrower" and collectively, "Borrowers"), hereby, jointly and severally, promise to pay, in immediately available funds, on March 22, 2004, or such earlier maturity date as provided herein, to the order of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association ("Bank"), the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) or such lesser amount as may be outstanding from time to time hereunder (the "Loan"), as follows:

Borrowers shall make equal consecutive monthly principal installments of $8,333.33 plus monthly payments all of accrued and unpaid interest.  The first principal installment and interest payment shall be due on April 1, 2001 and each principal installment and interest payment thereafter shall be due on the first day of each succeeding month thereafter until March 1, 2004.  All outstanding principal and all accrued and unpaid interest hereunder shall be due and payable on March 22, 2004, unless such maturity date is accelerated in accordance with terms hereof.

             Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in that certain Loan Agreement of even date herewith by and among Borrowers and Bank, as amended from time to time (the "Loan Agreement").

             Interest on the outstanding principal amount hereunder shall be computed on the basis of the actual number of days elapsed on the basis of a year of 360 days at the variable per annum rate equal to the Term Interest Rate from time to time in effect.

             Any nonpayment or late payment of any installment of principal and/or interest due under this Note (no prior demand therefor being necessary) shall be subject to a late charge, payable on demand of  5% of the overdue amount.

             After an Event of Default or the maturity of this Note, whether by acceleration or otherwise, all past due principal and accrued and unpaid interest shall bear interest at the per annum rate equal to 3% plus the interest rate in effect immediately prior to the Event of Default or the maturity of this Note.

             All amounts evidenced by this Note shall, at the option of the Bank, become immediately due and payable upon the occurrence of any Event of Default specified in the Loan Agreement.

             This Note is secured by the Security Agreements and the other Loan Documents.  Reference is hereby made to the Security Agreements and the other Loan Documents, which are incorporated herein by this reference as fully and with the same effect as if set forth herein at length.

             Borrowers shall be permitted to make prepayment of the indebtedness evidenced by this Note, in whole or in part, at any time without penalty or premium.

             Borrowers authorize the Bank, without giving notice and without affecting the liability of Borrowers, to extend the time of, or assign payment of this Note in whole or in part.

             Regardless of the adequacy of any collateral given in connection with the indebtedness evidenced hereby, Bank shall have the right to apply to the indebtedness evidenced hereby any monies, cash, cash equivalents, securities, instruments, or other assets of the undersigned held by or in the control of Bank.

             Borrowers waive presentment, protest and notice of dishonor.

             No delay on the part of the Bank in exercising any right under this Note, the Loan Documents or other undertaking securing or affecting this Note, shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of the Bank under this Note operate as a waiver of any other right.

             Borrowers promise and agree to pay all costs (including reasonable attorneys' and paralegals' fees and expenses) incurred or paid by the Bank in enforcing this Note.

             If any provision of this Note is held to be void or unenforceable, such provision, at the option of the Bank, shall be deemed omitted and this Note, with such provision omitted, shall remain in full force and effect.

             BORROWERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS NOTE OR UNDER ANY OF THE LOAN DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION WITH THE LOAN, OR (II) ARISING FROM THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, THE LOAN DOCUMENTS AND ANY BANKING RELATIONSHIP BETWEEN BORROWERS AND BANK IN CONNECTION WITH THE LOAN, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

             BORROWERS IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.  BORROWERS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE.  BORROWERS HEREBY WAIVE ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE VENUE OF ANY SUCH ACTION OR PROCEEDING.

             Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if made in accordance with the terms of the Loan Agreement.

             This Note shall be governed by and construed in accordance with the laws of the State of Illinois in all respects, including matters of construction, validity and performance.

ELECTRIC CITY CORP.,

By:	/s/ Jeffrey Mistarz
Its	Chief Financial Officer & Treasurer

SWITCHBOARD APPARATUS, INC.

By:	/s/ Jeffrey Mistarz
Its	Treasurer